77I Terms of new or amended securities

New England Zenith Fund is filing herewith an attachment which describes the new classes of shares issued by the Fund in response to NSAR Sub-Item 77I.

Class B and Class E Distribution and Services Plan is incorporated herein by reference to Post-Effective Amendment No. 30 (file No. 2-83538)filed on February 16, 2001.